Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 5, 2021) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,259 and adjusted book value per share of $1,264 as of December 31, 2020. Book value per share and adjusted book value per share both increased 15% in the fourth quarter of 2020. Book value per share and adjusted book value per share increased 23% and 24% in the year ended December 31, 2020, including dividends.

Manning Rountree, CEO, commented, “We had a strong fourth quarter to cap off an outstanding year. MediaAlpha completed a successful IPO, and investors drove its value higher during the quarter. BAM wrote $38 million of total premiums and member surplus contributions in the quarter, capping off a record year. NSM completed a solid year, with 3% quarter over quarter growth in pro forma controlled premiums and 8% quarter over quarter growth in pro forma adjusted EBITDA. Kudu had a strong finish to the year, benefiting from the move higher in investment markets while closing three transactions in the quarter. Our investment in Ark, which was announced on October 1, closed on January 1, 2021. Ark has hit the ground running with a good January renewal season, with gross written premium expected to be in excess of $270 million. Our investment portfolio (excluding MediaAlpha) returned 1.7% in the quarter. Our capital base is, for the time being, more or less fully deployed.”

Comprehensive income attributable to common shareholders was $495 million and $716 million in the fourth quarter and year ended December 31, 2020, compared to $65 million and $413 million in the fourth quarter and year ended December 31, 2019. Results in the fourth quarter and year ended December 31, 2020 included $391 million and $746 million of net investment income and realized and unrealized investment gains from White Mountains’s investment in MediaAlpha, as well as $131 million from the release of a deferred tax liability as a result of an internal reorganization in connection with the MediaAlpha IPO. Results in the fourth quarter and year ended December 31, 2019 included $33 million and $256 million of net investment income, realized gains and unrealized investment gains from White Mountains’s investment in MediaAlpha, $182 million of which was from MediaAlpha’s sale of a significant minority stake to Insignia Capital Group on February 26, 2019.

MediaAlpha

On October 30, 2020, MediaAlpha completed the MediaAlpha IPO. In the offering, White Mountains sold 3,609,894 shares and received total proceeds of $64 million. White Mountains owns 20,532,202 MediaAlpha shares, representing a 32% fully-diluted ownership interest. At the December 31, 2020 closing price of $39.07 per share, the value of White Mountains’s remaining investment in MediaAlpha was $802 million. At the January 2021 month-end closing price of $55.00 per share, the value of White Mountains’s remaining investment in MediaAlpha was $1,129 million.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $38 million and $131 million in the fourth quarter and year ended December 31, 2020, compared to $23 million and $107 million in the fourth quarter and year ended December 31, 2019. BAM insured municipal bonds with par value of $5.5 billion and $17.3 billion in the fourth quarter and year ended December 31, 2020, compared to $3.9 billion and $12.8 billion in the fourth quarter and year ended December 31, 2019. Total pricing was 70 and 76 basis points in the fourth quarter and year ended December 31, 2020, compared to 58 and 83 basis points in the fourth quarter and year ended December 31, 2019. BAM’s total claims paying resources were $987 million at December 31, 2020, compared to $968 million at September 30, 2020 and $938 million at December 31, 2019.

Seán McCarthy, CEO of BAM, said, “BAM completed a record year for both par insured and total premiums and MSC, driven by growing investor utilization of insurance, particularly following the period of market volatility that accompanied the spread of the COVID-19 pandemic in the Spring. In 2020, 7.5% of all new-issue municipal bonds were sold with insurance, up 27% from 2019 and the highest level since BAM’s launch in 2012.”

The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. To date, BAM’s portfolio continues to perform as expected; all BAM-insured bond payments due through February 1 have been made by insureds. BAM continues to monitor the finances of its members and to work proactively with its members to prepare for any pandemic-related revenue challenges.

HG Global reported pre-tax income of $8 million and $50 million in the fourth quarter and year ended December 31, 2020, compared to pre-tax income of $10 million and $54 million in the fourth quarter and year ended December 31, 2019. The decreases in HG Global’s pre-tax income were driven primarily by a decrease in interest income on the BAM Surplus Notes partially offset by higher net results from insurance operations.

In December 2020, BAM made a $30 million cash payment of surplus note principal and interest.

White Mountains reported pre-tax loss related to BAM of $15 million and $45 million in the fourth quarter and year ended December 31, 2020, compared to pre-tax loss related to BAM of $18 million and $44 million in the fourth quarter and year ended December 31, 2019. The decrease in BAM’s pre-tax loss in the fourth quarter of 2020, compared to the fourth quarter of 2019 was driven primarily by a higher investment results and a decrease in interest expense on the BAM Surplus Notes partially offset by higher general and administrative expenses. The increase in BAM’s pre-tax loss in the year ended December 31, 2020, compared to the year ended 2019 was driven primarily by a lower investment results and higher general and administrative expenses partially offset by a decrease in interest expense on the BAM surplus notes.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

In the fourth quarter of 2020, NSM reported pre-tax loss of $6 million, adjusted EBITDA of $15 million, and commission and other revenues of $73 million, compared to pre-tax loss of $6 million, adjusted EBITDA of $9 million, and commission and other revenues of $58 million in the fourth quarter of 2019. In the year ended December 31, 2020, NSM reported pre-tax loss of $13 million, adjusted EBITDA of $59 million, and commission and other revenues of $285 million, compared to pre-tax loss of $2 million, adjusted EBITDA of $48 million, and commission and other revenues of $233 million in the year ended December 31, 2019. Results for the fourth quarter and year ended December 31, 2020 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the U.K., which was acquired on April 7, 2020.

Geof McKernan, CEO of NSM, said, “NSM had a good fourth quarter to close out a solid year. Trailing 12 months pro forma controlled premiums finished the year at $1,074 million, up 3% quarter over quarter, while trailing 12 months pro forma adjusted EBITDA finished at $62 million, up 8% quarter over quarter. We experienced significant growth in 2020 despite the tough global environment, led by strong performance in all U.S. specialty insurance programs.”

Kudu

Kudu reported pre-tax income of $19 million and adjusted EBITDA of $8 million in the fourth quarter of 2020, compared to pre-tax income of $6 million and adjusted EBITDA of $4 million in the fourth quarter of 2019. Kudu reported pre-tax income of $28 million and adjusted EBITDA of $22 million in the year ended December 31, 2020. Pre-tax income in the fourth quarter of 2020 and for the full year ended December 31, 2020 included $14 million and $16 million, respectively, of unrealized gains on Kudu’s participation contracts, as assets under management grew, markets rose across various asset classes and the forward outlook for Kudu’s participation contracts improved.

In the fourth quarter of 2020, Kudu deployed $62 million in three transactions. As of December 31, 2020, Kudu has deployed a total of $386 million in 13 asset management firms with combined assets under management of approximately $45 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies. The capital deployed has generated an average gross cash yield to Kudu at inception of 10.3%.

Rob Jakacki, CEO of Kudu, said, “Amid the challenging global environment, Kudu was active in 2020, closing five transactions, including three in the fourth quarter. Fourth-quarter results showed continued growth in profitability, with Kudu’s portfolio capitalizing on strong markets and benefiting from year-end incentive fees. During the quarter, we were delighted to complete our first transaction in Australia, an investment in Channel Capital, a multi-affiliate boutique platform, and an investment in Ranger Investments, a Texas-based firm focused on U.S. small and micro-cap growth strategies.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $352 million and $626 million in the fourth quarter and year ended December 31, 2020, compared to pre-tax income of $65 million and $393 million in the fourth quarter and year ended December 31, 2019. The increase in pre-tax income for the fourth quarter and year ended December 31, 2020 was driven primarily by the increase in the fair value of White Mountains’s investment in MediaAlpha. Net investment income was $3 million and $82 million in the fourth quarter and year ended December 31, 2020, compared to $13 million and $43 million in the fourth quarter and year ended December 31, 2019. The increase in net investment income in the year ended December 31, 2020 compared to the year ended December 31, 2019 was driven primarily by $55 million of net proceeds received in the third quarter of 2020 from a dividend recapitalization at MediaAlpha. Net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha were $391 million and $686 million in the fourth quarter and year ended December 31, 2020 compared to $30 million and $180 million in the fourth quarter and year ended December 31, 2019. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $9 million and $(9) million in the fourth quarter and year ended December 31, 2020 compared to $56 million and $220 million in the fourth quarter and year ended December 31, 2019. Pre-tax income for the year ended December 31, 2019 also included $68 million of realized gain from the MediaAlpha transaction with Insignia.

General and administrative expenses were $55 million and $142 million in the fourth quarter and year ended December 31, 2020, compared to $35 million and $123 million in the fourth quarter and year ended December 31, 2019. The increase in general and administrative expenses in the fourth quarter and year ended December 31, 2020 compared to the fourth quarter and year ended December 31, 2019 was driven primarily by higher incentive compensation costs.

Ark

On October 1, 2020, White Mountains entered into a subscription and purchase agreement (SPA) with Ark Insurance Holdings Limited and certain selling shareholders providing for the acquisition by White Mountains of a controlling interest in Ark. In accordance with the SPA, in the fourth quarter of 2020 White Mountains pre-funded/placed in escrow a total of $646 million in preparation for closing the transaction, which is reflected on the balance sheet as of December 31, 2020. On January 1, 2021, White Mountains closed the transaction in accordance with the terms of the SPA.

Share Repurchases

In the year ended December 31, 2020, White Mountains repurchased and retired 99,087 of its common shares for $85 million at an average share price of $858.81, or 68% of White Mountains’s December 31, 2020 adjusted book value per share. White Mountains did not repurchase any of its common shares in the fourth quarter of 2020.

Investments

The total return on invested assets was 14.3% in the fourth quarter of 2020. This return included $391 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 1.7% in the fourth quarter of 2020.

The total return on invested assets was 3.9% in the fourth quarter of 2019. This return included $33 million of net investment income and net unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 2.9% in the fourth quarter of 2019.

The total return on invested assets was 31.9% for the year ended December 31, 2020. This return included $746 million of net investment income and net realized and unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 4.6% for the year ended December 31, 2020.

The total return on invested assets was 20.4% for the year ended December 31, 2019. This return included $188 million of net investment income and net unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 13.0% for the year ended December 31, 2019.

Mark Plourde, Managing Director of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio was up 1.7% in the quarter and 4.6% for the year. Absolute results were good, but relative results were weak in a year that brought significant changes to our portfolio. In the quarter, we sold the balance of our common stocks and maintained an overweight position in short U.S. Treasuries in preparation of funding the Ark transaction. Our equity portfolio, now consisting solely of long-term investments, returned 4.0% in the quarter and 4.9% for the year, lagging the S&P 500 Index returns of 12.1% and 18.4%, respectively. Fixed income returned 0.5% in the quarter and 4.9% for the year, compared to the BBIA Index returns of 0.4% and 5.6%, respectively.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 1, 2021 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$859.5	$831.8	$799.3
Short-term investments	60.4	56.1	46.3
Total investments	919.9	887.9	845.6
Cash	42.8	49.9	24.2
Insurance premiums receivable	6.9	7.2	6.7
Deferred acquisition costs	27.8	26.1	22.1
Accrued investment income	5.0	5.2	5.4
Accounts receivable on unsettled investment sales	—	—	3.9
Other assets	15.4	15.0	16.1
Total Financial Guarantee assets	1,017.8	991.3	924.0
Specialty Insurance Distribution (NSM)
Cash (restricted $80.6, $82.9 and $56.3)	126.5	125.0	89.7
Premium and commission receivable	76.7	67.7	70.8
Goodwill and other intangible assets	736.8	730.3	623.0
Other assets	59.6	57.2	41.7
Total Specialty Insurance Distribution assets	999.6	980.2	825.2
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	400.6	325.5	266.5
Total investments	400.7	325.6	266.6
Cash	7.8	8.4	5.8
Accrued investment income	9.8	6.2	5.8
Goodwill and other intangible assets	9.2	9.3	9.6
Other assets	2.7	2.4	2.7
Total Asset Management assets	430.2	351.9	290.5
Other Operations
Fixed maturity investments	347.7	389.7	406.5
Short-term investments	82.4	515.6	154.8
Common equity securities	—	140.7	683.9
Investment in MediaAlpha	802.2	475.0	180.0
Other long-term investments	386.2	370.7	409.8
Total investments	1,618.5	1,891.7	1,835.0
Cash	34.1	31.5	41.3
Cash pre-funded/placed in escrow for Ark transaction	646.3	—	—
Accrued investment income	2.4	2.8	5.7
Accounts receivable on unsettled investment sales	3.4	54.7	5.1
Goodwill and other intangible assets	36.4	36.7	22.1
Other assets	40.4	41.9	31.3
Assets held for sale	2.3	.7	3.0
Total Other Operations assets	2,383.8	2,060.0	1,943.5
Total assets	$4,831.4	$4,383.4	$3,983.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2020	September 30, 2020	December 31, 2019
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$237.5	$226.9	$198.4
Accrued incentive compensation	25.7	19.4	21.7
Accounts payable on unsettled investment purchases	—	6.4	—
Other liabilities	28.3	27.8	26.7
Total Financial Guarantee liabilities	291.5	280.5	246.8
Specialty Insurance Distribution (NSM)
Debt	272.6	270.2	219.2
Premiums payable	113.4	116.9	102.3
Contingent consideration earnout liabilities	14.6	11.8	20.6
Other liabilities	91.2	77.5	59.0
Total Specialty Insurance Distribution liabilities	491.8	476.4	401.1
Asset Management (Kudu)
Debt	86.3	71.0	53.6
Other liabilities	10.0	10.2	3.4
Total Asset Management liabilities	96.3	81.2	57.0
Other Operations
Debt	17.5	18.2	10.7
Accrued incentive compensation	70.1	41.9	55.1
Other liabilities	46.3	176.0	67.8
Total Other Operations liabilities	133.9	236.1	133.6
Total liabilities	1,013.5	1,074.2	838.5

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	595.2	592.1	596.3
Retained earnings	3,311.2	2,822.1	2,672.4
Accumulated other comprehensive loss, after tax:
Net unrealized losses from foreign currency translation and interest rate swap	(.4)	(6.5)	(7.2)
Total White Mountains’s common shareholders’ equity	3,906.0	3,407.7	3,261.5
Non-controlling interests	(88.1)	(98.5)	(116.8)
Total equity	3,817.9	3,309.2	3,144.7
Total liabilities and equity	$4,831.4	$4,383.4	$3,983.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2020	September 30, 2020		December 31, 2019	September 30, 2019
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,906.0	$3,407.7		$3,261.5	$3,193.4
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(142.5)	(144.3)		(151.6)	(132.8)
HG Global’s unearned premium reserve (1)	190.0	181.0		156.7	160.4
HG Global’s net deferred acquisition costs (1)	(52.4)	(49.5)		(41.5)	(42.0)
Adjusted book value per share numerator	$3,901.1	$3,394.9		$3,225.1	$3,179.0
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,102.0	3,102.0		3,185.4	3,185.4
Unearned restricted common shares	(14.8)	(19.3)		(18.5)	(21.5)
Adjusted book value per share denominator	3,087.2	3,082.7		3,166.9	3,163.9
GAAP book value per share	$1,259.18	$1,098.56		$1,023.91	$1,002.53
Adjusted book value per share	$1,263.64	$1,101.28		$1,018.41	$1,004.76
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	December 31, 2020	September 30, 2020		December 31, 2019	September 30, 2019
Quarter-to-date change in GAAP book value per share, including dividends:	14.6%	7.6%		2.1%	1.6%
Quarter-to-date change in adjusted book value per share, including dividends:	14.7%	7.8%		1.4%	1.9%
Year-to-date change in GAAP book value per share, including dividends:	23.1%	7.4%		14.4%	12.0%
Year-to-date change in adjusted book value per share, including dividends:	24.2%	8.2%		14.8%	13.3%
Year-to-date dividends per share	$1.00	$1.00		$1.00	$1.00
	December 31, 2020	September 30, 2020		December 31, 2019	September 30, 2019
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$506.4	$511.8	(1)	$381.6	$397.0	(2)
Kudu	7.6	7.6		7.6	7.6
Other Operations	11.5	20.7	(1)	5.5	20.2	(2)
Total goodwill	525.5	540.1		394.7	424.8
Other intangible assets:
NSM	230.4	218.5		241.4	233.6
Kudu	1.6	1.7		2.0	2.0
Other Operations	24.9	16.0		16.6	.5
Total other intangible assets	256.9	236.2		260.0	236.1
Total goodwill and other intangible assets	782.4	776.3		654.7	660.9
Goodwill and other intangible assets attributed to non-controlling interests	(28.1)	(27.1)		(23.4)	(25.0)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$754.3	$749.2		$631.3	$635.9
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisitions of Kingsbridge and in Other Operations had not yet been finalized at September 30, 2020.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisitions of Embrace and in Other Operations had not yet been finalized at September 30, 2019.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$5.6	$2.6	$22.8	$16.3
Net investment income	4.4	5.5	19.5	21.6
Net realized and unrealized investment (losses) gains	—	(3.3)	23.7	27.1
Other revenues	.4	.3	2.5	1.6
Total Financial Guarantee revenues	10.4	5.1	68.5	66.6
Specialty Insurance Distribution (NSM)
Commission revenues	58.3	45.8	232.5	193.4
Other revenues	15.0	12.0	52.6	39.7
Total Specialty Insurance Distribution revenues	73.3	57.8	285.1	233.1
Asset Management (Kudu)
Net investment income	10.2	6.1	29.5	14.7
Net realized and unrealized investment gains	14.4	3.2	15.9	6.3
Other revenues	.1	—	.3	.2
Total Asset Management revenues	24.7	9.3	45.7	21.2	(1)
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	—	—	48.8
Total Marketing Technology revenues	—	—	—	48.8	(2)
Other Operations
Net investment income	2.7	12.7	82.0	43.4
Net realized and unrealized investment gains (losses)	8.6	55.5	(8.8)	219.8
Net realized and unrealized investment gains from investment in MediaAlpha	391.0	30.0	686.0	180.0
Realized gain from the MediaAlpha transaction with Insignia	—	—	—	67.5
Advertising and commission revenues	2.2	2.4	8.3	6.9
Other revenues	7.9	2.5	13.9	6.1
Total Other Operations revenues	412.4	103.1	781.4	523.7
Total revenues	$520.8	$175.3	$1,180.7	$893.4

(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to December 31, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction with Insignia.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.6	$1.6	$7.0	$5.7
Other underwriting expenses	.1	.1	.4	.4
General and administrative expenses	15.3	11.4	56.4	50.5
Total Financial Guarantee expenses	17.0	13.1	63.8	56.6
Specialty Insurance Distribution (NSM)
General and administrative expenses	45.9	40.8	176.9	132.2
Broker commission expenses	18.9	15.9	75.3	64.8
Change in fair value of contingent consideration earnout liabilities	(1.7)	(3.5)	(3.3)	2.1
Amortization of other intangible assets	10.5	5.9	26.7	19.4
Interest expense	6.0	4.5	22.1	16.7
Total Specialty Insurance Distribution expenses	79.6	63.6	297.7	235.2
Asset Management (Kudu)
General and administrative expenses	4.3	3.4	11.8	10.1
Amortization of other intangible assets	—	—	.3	.2
Interest expense	1.7	.1	6.0	.1
Total Asset Management expenses	6.0	3.5	18.1	10.4	(1)
Marketing Technology (MediaAlpha)
Cost of sales	—	—	—	40.6
General and administrative expenses	—	—	—	12.5
Amortization of other intangible assets	—	—	—	1.6
Interest expense	—	—	—	.2
Total Marketing Technology expenses	—	—	—	54.9	(2)
Other Operations
Cost of sales	4.8	2.5	11.3	7.5
General and administrative expenses	54.8	35.3	141.9	122.5
Amortization of other intangible assets	.7	.5	1.3	.6
Interest expense	.6	.3	1.4	.6
Total Other Operations expenses	60.9	38.6	155.9	131.2
Total expenses	163.5	118.8	535.5	488.3
Pre-tax income from continuing operations	357.3	56.5	645.2	405.1
Income tax benefit (expense)	117.6	(10.4)	20.5	(29.3)
Net income from continuing operations	474.9	46.1	665.7	375.8
Net (loss) income from sale of discontinued operations, net of tax	(1.5)	(.8)	(2.3)	.8
Net income	473.4	45.3	663.4	376.6
Net loss attributable to non-controlling interests	15.8	15.6	45.3	37.9
Net income attributable to White Mountains’s common shareholders	$489.2	$60.9	$708.7	$414.5
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to December 31, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction with Insignia.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to White Mountains’s common shareholders	$489.2	$60.9	$708.7	$414.5
Other comprehensive income (loss), net of tax	6.3	4.4	7.3	(1.4)
Comprehensive income	495.5	65.3	716.0	413.1
Other comprehensive income attributable to non-controlling interests	(.2)	(.3)	(.5)	—
Comprehensive income attributable to White Mountains’s common shareholders	$495.3	$65.0	$715.5	$413.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic earnings (loss) per share
Continuing operations	$158.19	$19.37	$227.72	$130.02
Discontinued operations	(.49)	(.25)	(.75)	.25
Total consolidated operations	$157.70	$19.12	$226.97	$130.27

Diluted earnings (loss) per share
Continuing operations	$158.19	$19.37	$227.72	$130.02
Discontinued operations	(.49)	(.25)	(.75)	.25
Total consolidated operations	$157.70	$19.12	$226.97	$130.27
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.6	$1.0	$—	$—	$—	$5.6
Net investment income	1.7	2.7	—	10.2	2.7	17.3
Net investment income (expense) - BAM surplus note interest	4.7	(4.7)	—	—	—	—
Net realized and unrealized investment (losses) gains	(.3)	.3	—	14.4	8.6	23.0
Net realized and unrealized investment gains from investment in MediaAlpha	—	—	—	—	391.0	391.0
Advertising and commission revenues	—	—	58.3	—	2.2	60.5
Other revenues	—	.4	15.0	.1	7.9	23.4
Total revenues	10.7	(.3)	73.3	24.7	412.4	520.8
Expenses:
Insurance acquisition expenses	1.4	.2	—	—	—	1.6
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	4.8	4.8
General and administrative expenses	1.0	14.3	45.9	4.3	54.8	120.3
Broker commission expenses	—	—	18.9	—	—	18.9
Change in fair value of contingent consideration earnout liabilities	—	—	(1.7)	—	—	(1.7)
Amortization of other intangible assets	—	—	10.5	—	.7	11.2
Interest expense	—	—	6.0	1.7	.6	8.3
Total expenses	2.4	14.6	79.6	6.0	60.9	163.5
Pre-tax income (loss)	$8.3	$(14.9)	$(6.3)	$18.7	$351.5	$357.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$2.1	$.5	$—	$—	$—	$2.6
Net investment income	1.9	3.6	—	6.1	12.7	24.3
Net investment income (expense) - BAM surplus note interest	6.8	(6.8)	—	—	—	—
Net realized and unrealized investment (losses) gains	(.1)	(3.2)	—	3.2	55.5	55.4
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	30.0	30.0
Advertising and commission revenues	—	—	45.8	—	2.4	48.2
Other revenues	—	.3	12.0	—	2.5	14.8

Total revenues	10.7	(5.6)	57.8	9.3	103.1	175.3
Expenses:
Insurance acquisition expenses	.5	1.1	—	—	—	1.6
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	2.5	2.5
General and administrative expenses	.4	11.0	40.8	3.4	35.3	90.9
Broker commission expenses	—	—	15.9	—	—	15.9
Change in fair value of contingent consideration earnout liabilities	—	—	(3.5)	—	—	(3.5)
Amortization of other intangible assets	—	—	5.9	—	.5	6.4
Interest expense	—	—	4.5	.1	.3	4.9

Total expenses	.9	12.2	63.6	3.5	38.6	118.8

Pre-tax income (loss)	$9.8	$(17.8)	$(5.8)	$5.8	$64.5	$56.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$18.7	$4.1	$—	$—	$—	$22.8
Net investment income	7.8	11.7	—	29.5	82.0	131.0
Net investment income (expense) - BAM surplus note interest	18.8	(18.8)	—	—	—	—
Net realized and unrealized investment gains (losses)	11.8	11.9	—	15.9	(8.8)	30.8
Net realized and unrealized investment gains from investment in MediaAlpha	—	—	—	—	686.0	686.0
Advertising and commission revenues	—	—	232.5	—	8.3	240.8
Other revenue	.3	2.2	52.6	.3	13.9	69.3

Total revenues	57.4	11.1	285.1	45.7	781.4	1,180.7
Expenses:
Insurance acquisition expenses	4.7	2.3	—	—	—	7.0
Other underwriting expenses	—	.4	—	—	—	.4
Cost of sales	—	—	—	—	11.3	11.3
General and administrative expenses	2.6	53.8	176.9	11.8	141.9	387.0
Broker commission expenses	—	—	75.3	—	—	75.3
Change in fair value of contingent consideration earnout liabilities	—	—	(3.3)	—	—	(3.3)
Amortization of other intangible assets	—	—	26.7	.3	1.3	28.3
Interest expense	—	—	22.1	6.0	1.4	29.5
Total expenses	7.3	56.5	297.7	18.1	155.9	535.5

Pre-tax income (loss)	$50.1	$(45.4)	$(12.6)	$27.6	$625.5	$645.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu (1)	MediaAlpha (2)	Other Operations	Total
Revenues:
Earned insurance premiums	$13.1	$3.2	$—	$—	$—	$—	$16.3
Net investment income	7.5	14.1	—	14.7	—	43.4	79.7
Net investment income (expense) - BAM surplus note interest	27.4	(27.4)	—	—	—	—	—
Net realized and unrealized investment gains	11.0	16.1	—	6.3	—	219.8	253.2
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	—	180.0	180.0
Realized gain from the MediaAlpha transaction with Insignia	—	—	—	—	—	67.5	67.5
Advertising and commission revenues	—	—	193.4	—	48.8	6.9	249.1
Other revenue	—	1.6	39.7	.2	—	6.1	47.6

Total revenues	59.0	7.6	233.1	21.2	48.8	523.7	893.4
Expenses:
Insurance acquisition expenses	3.3	2.4	—	—	—	—	5.7
Other underwriting expenses	—	.4	—	—	—	—	.4
Cost of sales	—	—	—	—	40.6	7.5	48.1
General and administrative expenses	1.6	48.9	132.2	10.1	5.7	122.5	321.0
General and administrative expenses - MediaAlpha transaction with Insignia related costs	—	—	—	—	6.8	—	6.8
Broker commission expenses	—	—	64.8	—	—	—	64.8
Change in fair value of contingent consideration earnout liabilities	—	—	2.1	—	—	—	2.1
Amortization of other intangible assets	—	—	19.4	.2	1.6	.6	21.8
Interest expense	—	—	16.7	.1	.2	.6	17.6
Total expenses	4.9	51.7	235.2	10.4	54.9	131.2	488.3

Pre-tax income (loss)	$54.1	$(44.1)	$(2.1)	$10.8	$(6.1)	$392.5	$405.1
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to December 31, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction with Insignia.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
BAM	2020	2019		2020	2019
Gross par value of primary market policies issued	$5,154.6	$3,732.4		$15,279.6	$10,405.1
Gross par value of secondary market policies issued	357.2	190.8		2,022.9	1,311.8
Gross par value of assumed reinsurance	—	—		36.9	1,130.7
Total gross par value of market policies issued	$5,511.8	$3,923.2		$17,339.4	$12,847.6

Gross written premiums	$16.1	$(2.5)	(1)	$61.7	$38.7	(1)
MSC collected	22.0	25.1	(1)	68.9	68.0	(1)
Total gross written premiums and MSC collected	$38.1	$22.6		$130.6	$106.7
Present value of future installment MSC collections	—	—		.3	.3
Gross written premium adjustments on existing installment policies	.3	—		.4	(.1)
Gross written premiums and MSC from new business	$38.4	$22.6		$131.3	$106.9
Total pricing	70 bps	58 bps		76 bps	83 bps

	As of December 31, 2020	As of September 30, 2020	As of December 31, 2019
Policyholders’ surplus	$324.7	$347.2	$402.4
Contingency reserve	86.4	81.6	68.2
Qualified statutory capital	411.1	428.8	470.6
Statutory net unearned premiums	45.2	43.6	39.3
Present value of future installment premiums and MSC	14.0	14.4	13.7
HG Re, Ltd collateral trusts at statutory value	417.0	381.0	314.0
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0	100.0
Claims paying resources	$987.3	$967.8	$937.6

	Three Months Ended December 31,			Twelve Months Ended December 31,
HG Global	2020	2019		2020	2019
Net written premiums	$13.9	$(1.6)	(1)	$53.0	$33.6	(1)
Earned premiums	$4.6	$2.1		$18.7	$13.1

	As of December 31, 2020	As of September 30, 2020	As of December 31, 2019
Unearned premiums	$196.1	$186.8	$161.7	(1)
Deferred acquisition costs	$54.1	$51.1	$42.8	(1)

(1) During the fourth quarter of 2019, BAM issued policy endorsements for certain policies issued in periods prior to the second quarter of 2018. The impact of the policy endorsements for the three months and twelve months ended December 31, 2019 was a decrease to BAM’s gross written premiums of $13.4 and an increase of $13.4 to MSC collected. As a result, for the three months and twelve months ended December 31, 2019, written premiums ceded to HG Global were reduced by $11.0. Additionally, as of December 31, 2019, unearned premiums ceded to HG Global were reduced by $9.7 and deferred acquisition costs ceded to HG Global were reduced by $2.5.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended December 31, 2019	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
Commission revenues	$45.8	$58.3	$193.4	$232.5
Broker commission expenses	15.9	18.9	64.8	75.3
Gross profit	29.9	39.4	128.6	157.2
Other revenues	12.0	15.0	39.7	52.6
General and administrative expenses	40.8	45.9	132.2	176.9
Change in fair value of contingent consideration earnout liabilities	(3.5)	(1.7)	2.1	(3.3)
Amortization of other intangible assets	5.9	10.5	19.4	26.7
Interest expense	4.5	6.0	16.7	22.1
GAAP pre-tax loss	(5.8)	(6.3)	(2.1)	(12.6)
Income tax benefit	(2.3)	(2.9)	(.6)	(5.7)
GAAP net loss	(3.5)	(3.4)	(1.5)	(6.9)

Add back:
Interest expense	4.5	6.0	16.7	22.1
Income tax benefit	(2.3)	(2.9)	(.6)	(5.7)
General and administrative expenses – depreciation	.8	1.6	2.8	4.5
Amortization of other intangible assets	5.9	10.5	19.4	26.7
EBITDA	5.4	11.8	36.8	40.7

Add back:
Change in fair value of contingent consideration earnout liabilities	(3.5)	(1.7)	2.1	(3.3)
Non-cash equity-based compensation expense	—	1.4	—	2.4
Impairments of intangible assets	—	—	—	6.2
Acquisition-related transaction expenses	4.2	1.6	5.6	7.2
Fair value purchase accounting adjustment for deferred revenue	.9	—	.9	—
Investments made in the development of new business lines	—	.3	.3	.9
Restructuring expenses	1.9	1.6	2.3	4.8
Adjusted EBITDA	$8.9	$15.0	$48.0	$58.9
Add:
Kingsbridge’s Adjusted EBITDA from January 1, 2020 to April 7, 2020				2.6
Pro forma adjusted EBITDA				$61.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2019	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
GAAP pre-tax income	$5.8	$18.7	$27.6
Income tax expense	1.5	3.8	7.0
GAAP net income	4.3	14.9	20.6

Add back:
Interest expense	—	1.7	6.0
Income tax expense	1.5	3.8	7.0
Amortization of other intangible assets	—	—	.3
EBITDA	5.8	20.4	33.9

Add back:
Net unrealized investment gains	(3.2)	(14.4)	(15.9)
Non-cash equity-based compensation expense	.4	.3	.4
Acquisition-related transaction expenses	.5	2.1	3.7
Adjusted EBITDA	$3.5	$8.4	$22.1
Add:
Adjustment to annualize partial year revenues			2.1
Annualized Adjusted EBITDA			$24.2

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $147 million, $149 million, $157 million and $137 million less than the nominal GAAP carrying values as of December 31, 2020, September 30, 2020, December 31, 2019 and September 30, 2019, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $142 million, $136 million, $119 million and $122 million as of December 31, 2020, September 30, 2020, December 31, 2019 and September 30, 2019, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 16.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) acquisition-related transaction expenses, (v) fair value purchase accounting adjustment for deferred revenue, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 17 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12 month period but were not in effect for the full 12 month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12 month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12 month period. See page 18 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio returns and total equity portfolio returns excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha in the fourth quarter and year ended December 31, 2020 and the fourth quarter and year ended December 31, 2019. White Mountains believes this measure to be useful to management and investors by making the returns in the prior period comparable to the current period. A reconciliation from GAAP to the reported percentage is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total consolidated portfolio returns	14.3%	3.9%	31.9%	20.4%
Remove MediaAlpha	(12.6)%	(1.0)%	(27.3)%	(7.4)%
Total consolidated portfolio returns - excluding MediaAlpha	1.7%	2.9%	4.6%	13.0%

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2020	2020
Total equity portfolio returns	34.7%	79.8%
Remove MediaAlpha	(30.7)%	(74.9)%
Total equity portfolio returns - excluding MediaAlpha	4.0%	4.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A. Risk Factors of White Mountains’s Quarterly Report on Form 10-Q for the period ended September 30, 2020;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•the market value of White Mountains investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.